Exhibit 99.1

Fabrinet Announces Second Quarter Fiscal-Year 2016 Financial Results

BANGKOK, Thailand – February 1, 2016 – Fabrinet (NYSE: FN), a leading provider of advanced optical packaging and precision optical, electro-mechanical and electronic manufacturing services to original equipment manufacturers of complex products, today announced its financial results for its second fiscal quarter ended December 25, 2015.

Tom Mitchell, Chief Executive Officer of Fabrinet, said, “We delivered a strong second quarter with record revenue and strong profitability. Upside in the quarter was driven by a combination of growth from new customer programs and increasing production from existing customer programs, as we benefit from technology investments that we continue to make. While we have sufficient capacity to meet our growing customer demand for several quarters, construction of the first new building at our new campus outside Bangkok is underway, which will help drive further profitable growth over the longer-term.”

Second quarter Fiscal-Year 2016 Financial Highlights

GAAP Results

•	Revenue was $233.0 million for the second quarter of fiscal year 2016, an increase of 24% compared to total revenue of $188.4 million for the comparable period in fiscal year 2015.

•	GAAP net income for the second quarter of fiscal year 2016 was $19.8 million, compared to GAAP net income of $8.7 million in the second quarter of fiscal year 2015.

•	GAAP net income per diluted share for the second quarter of fiscal year 2016 was $0.54, compared to GAAP net income per diluted share of $0.24 in the second quarter of fiscal year 2015.

Non-GAAP Results

•	Non-GAAP net income in the second quarter of fiscal 2016 was $18.2 million, an increase of 26% compared to non-GAAP net income of $14.4 million in the same period a year ago.

•	Non-GAAP net income per diluted share in the second quarter of fiscal 2016 was $0.50, an increase from non-GAAP net income per diluted share of $0.40 in the same period a year ago.

Business Outlook

Based on information available as of February 1, 2016, Fabrinet is issuing guidance for the third quarter of fiscal 2016 ending March 25, 2016, as follows:

•	Fabrinet expects third quarter revenue to be in the range of $240 million to $244 million.

•	GAAP net income per diluted share is expected to be in the range of $0.47 to $0.49, based on approximately 36.8 million fully diluted shares outstanding.

•	Non-GAAP net income per diluted share is expected to be in the range of $0.52 to $0.54, based on approximately 36.8 million fully diluted shares outstanding.

Conference Call Information

What:	Fabrinet Second quarter Fiscal-Year 2016 Financial Results Conference Call
When:	Monday, February 1, 2016
Time:	5:00 p.m. ET
Live Call:	(888) 357-3694, domestic (253) 237-1137, international Passcode: 25405326
Replay:	(855) 859-2056, domestic (404) 537-3406, international Passcode: 25405326
Webcast:	http://investor.fabrinet.com (live and replay)

This press release and any other information related to the call will also be posted on Fabrinet’s website at http://investor.fabrinet.com. A recorded version of this webcast will be available approximately two hours after the call and will be archived on Fabrinet’s website for a period of one year.

About Fabrinet

Fabrinet is a leading provider of advanced optical packaging and precision optical, electro-mechanical, and electronic manufacturing services to original equipment manufacturers of complex products, such as optical communication components, modules and subsystems, industrial lasers and sensors. Fabrinet offers a broad range of advanced optical and electro-mechanical capabilities across the entire manufacturing process, including process design and engineering, supply chain management, manufacturing, advanced packaging, integration, final assembly and test. Fabrinet focuses on production of high complexity products in any mix and any volume. Fabrinet maintains engineering and manufacturing resources and facilities in Thailand, the People’s Republic of China and the United States of America. For more information visit: www.fabrinet.com.

Forward-Looking Statements

“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include our expectation that we will complete construction of a new manufacturing building in Thailand and continue to achieve profitable growth, as well as all of the statements under the “Business Outlook” section regarding our expected revenue and GAAP and non-GAAP net income per share for the third quarter of fiscal 2016. These forward-looking statements involve risks and uncertainties, and actual results could vary materially from these forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: less customer demand for our products and services than forecasted; less growth in the optical communications, industrial lasers and sensors markets than we forecast; difficulties expanding into additional markets, such as the semiconductor processing, biotechnology, metrology and materials processing markets; increased competition in the optical manufacturing services markets; difficulties in delivering products and services that compete effectively from a price and performance perspective; our reliance on a small number of customers and suppliers; difficulties in managing our operating costs; difficulties in managing and operating our business across multiple countries (including the U.S., Thailand and the People’s Republic of China); delays in construction of our new manufacturing building in Thailand; and other important factors as described in reports and documents we file from time to time with the Securities and Exchange Commission (SEC), including the factors described under the section captioned “Risk Factors” in our quarterly report on Form 10-Q, filed on November 3, 2015. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

Use of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company’s ongoing operational performance. Non-GAAP net income excludes share-based compensation expenses, executive separation costs, investigation cost, expenses related to flooding, expenses related to reduction in workforce, amortization of debt issuance costs and unrealized gain or loss on foreign currency. We have excluded these items in order to enhance investors’ understanding of our underlying operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation.

SOURCE: Fabrinet

Investor Contact:

Garo Toomajanian

ir@fabrinet.com

Fabrinet

Unaudited Condensed Consolidated Balance Sheets

As of December 25, 2015 and June 26, 2015

(in thousands of U.S. dollars, except share data)	December 25, 2015	June 26, 2015
Assets
Current assets
Cash and cash equivalents	$131,359	$112,978
Marketable securities	135,199	142,866
Trade accounts receivable, net	147,430	134,952
Inventory, net	140,862	130,613
Deferred tax assets	1,555	1,662
Prepaid expenses	1,003	2,135
Other current assets	1,612	1,833

Total current assets	559,020	527,039

Non-current assets
Property, plant and equipment, net	159,415	140,654
Intangibles, net	321	137
Deferred tax assets	2,249	2,249
Deferred debt issuance costs and others	2,581	2,424

Total non-current assets	164,566	145,464

Total Assets	$723,586	$672,503

Liabilities and Shareholders’ Equity
Current liabilities
Bank borrowings, including revolving loan and current portion of Long-term loan from bank	$54,000	$36,000
Trade accounts payable	114,911	115,319
Income tax payable	1,757	1,470
Accrued payroll, bonus and related expenses	9,528	9,804
Accrued expenses	12,512	6,405
Other payables	14,445	12,050

Total current liabilities	207,153	181,048

Non-current liabilities
Long-term loans from bank, non-current portion	1,500	4,500
Deferred tax liability	1,043	737
Severance liabilities	5,767	5,477
Other non-current liabilities	1,899	1,797

Total non-current liabilities	10,209	12,511

Total Liabilities	217,362	193,559

Commitments and contingencies
Shareholders’ equity
Preferred shares (5,000,000 shares authorized, $0.01 par value; no shares issued and outstanding as of December 25, 2015 and June 26, 2015)	—	—
Ordinary shares (500,000,000 shares authorized, $0.01 par value; 35,871,740 shares and 35,437,654 shares issued and outstanding as of December 25, 2015 and June 26, 2015, respectively)	359	354
Additional paid-in capital	95,482	89,390
Retained earnings	410,650	389,244
Accumulated other comprehensive loss	(267)	(44)

Total Shareholders’ Equity	506,224	478,944

Total Liabilities and Shareholders’ Equity	$723,586	$672,503

Fabrinet

Unaudited Condensed Consolidated Statements of Operations and Comprehensive Income

For the three and six months ended December 25, 2015 and December 26, 2014

	Three Months Ended		Six Months Ended
(in thousands of U.S. dollars, except per share amounts)	December 25, 2015	December 26, 2014	December 25, 2015	December 26, 2014
Revenues	$233,038	$188,353	$449,471	$377,678
Cost of revenues	(204,545)	(167,292)	(394,967)	(336,111)

Gross profit	28,493	21,061	54,504	41,567
Selling, general and administrative expenses	(13,715)	(10,314)	(25,615)	(19,051)
Other expenses in relation to flood	—	—	(864)	—
Expenses related to reduction in workforce	—	(1,153)	—	(1,153)

Operating income	14,778	9,594	28,025	21,363
Interest income	455	324	897	698
Interest expense	(419)	(117)	(821)	(250)
Foreign exchange gain (loss), net	6,166	83	(4,326)	(23)
Other income (expense)	106	(134)	209	(31)

Income before income taxes	21,086	9,750	23,984	21,757
Income tax expense	(1,283)	(1,024)	(2,578)	(1,995)

Net income	19,803	8,726	21,406	19,762

Other comprehensive loss, net of tax:
Change in net unrealized holding losses on marketable securities	(262)	(486)	(175)	(486)
Other	(48)	—	(48)	—

Total other comprehensive loss, net of tax	(310)	(486)	(223)	(486)

Net comprehensive income	$19,493	$8,240	$21,183	$19,276

Earnings per share
Basic	$0.55	$0.25	$0.60	$0.56
Diluted	$0.54	$0.24	$0.59	$0.55
Weighted-average number of ordinary shares outstanding (thousands of shares)
Basic	35,812	35,349	35,695	35,289
Diluted	36,826	35,917	36,570	35,752

Fabrinet

Unaudited Condensed Consolidated Statements of Cash Flows

For the six months ended December 25, 2015 and December 26, 2014

	Six Months Ended
(in thousands of U.S. dollars)	December 25, 2015	December 26, 2014
Cash flows from operating activities
Net income for the period	$21,406	$19,762
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	8,268	5,907
Amortization of intangibles	26	42
Gain on disposal of property, plant and equipment	(49)	(46)
Loss from sales and maturities of available-for-sale securities	124	—
Amortization of investment premium	457	298
Amortization of deferred debt issuance costs	358	228
Reversal of allowance for doubtful accounts	(7)	(3)
Unrealized loss (gain) on exchange rate and fair value of derivative	5,566	(19)
Share-based compensation	5,783	3,797
Deferred income tax	413	(84)
Other non-cash expenses	765	725
(Reversal of) inventory obsolescence	(478)	317
Loss from written-off inventory	233	—
Changes in operating assets and liabilities
Trade accounts receivable	(12,486)	(2,949)
Inventory	(10,004)	(3,551)
Other current assets and non-current assets	1,019	(34)
Trade accounts payable	(405)	3,852
Income tax payable	320	386
Other current liabilities and non-current liabilities	2,395	1,973

Net cash provided by operating activities	23,704	30,601

Cash flows from investing activities
Purchase of marketable securities	(53,258)	(143,684)
Proceeds from sales of marketable securities	25,709	1,056
Proceeds from maturities of marketable securities	34,460	543
Purchase of property, plant and equipment	(26,407)	(5,372)
Purchase of intangibles	(210)	(22)
Proceeds from disposal of property, plant and equipment	58	46

Net cash used in investing activities	(19,648)	(147,433)

Cash flows from financing activities
Payment of debt issuance costs	(359)	(1,746)
Proceeds from revolving loans	18,000	—
Repayment of long-term loans from bank	(3,000)	(3,000)
Proceeds from issuance of ordinary shares under employee share option plans	2,025	415
Withholding tax related to net share settlement of restricted share units	(1,711)	(293)

Net cash provided by (used in) financing activities	14,955	(4,624)

Net increase (decrease) in cash and cash equivalents	19,011	(121,456)

Movement in cash and cash equivalents
Cash and cash equivalents at beginning of period	112,978	233,477
Increase (decrease) in cash and cash equivalents	19,011	(121,456)
Effect of exchange rate on cash and cash equivalents	(630)	(50)

Cash and cash equivalents at end of period	$131,359	$111,971

Non-cash investing and financing activities
Construction and equipment-related payables	$6,657	$10,919

Fabrinet

Reconciliation of GAAP measures

(in thousands of U.S. dollars, except per share data)

(unaudited)

	Three Months Ended				Six Months Ended
	December 25, 2015	December 25, 2015	December 26, 2014	December 26, 2014	December 25, 2015	December 25, 2015	December 26, 2014	December 26, 2014
	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS	Net income	Diluted EPS
GAAP measures	19,803	0.54	8,726	0.24	21,406	0.59	19,762	0.55
Items reconciling GAAP net income & EPS to non-GAAP net income & EPS:
Related to cost of revenues:
Share-based compensation expenses	540	0.01	360	0.01	1,077	0.03	728	0.02

Total related to gross profit	540	0.01	360	0.01	1,077	0.03	728	0.02

Related to selling, general and administrative expenses:
Share-based compensation expenses	2,570	0.07	1,570	0.04	4,706	0.13	3,069	0.09
Executive separation cost	552	0.01	—	—	552	0.01	—	—
Investigation cost	—	—	2,500	0.07	—	—	4,100	0.11

Total related to selling, general and administrative expenses	3,122	0.08	4,070	0.11	5,258	0.14	7,169	0.20

Related to other incomes and other expenses:
Expenses related to flooding	—	—	—	—	864	0.02	—	—
Expenses related to reduction in workforce	—	—	1,153	0.03	—	—	1,153	0.03
Amortization of debt issuance costs	187	0.01	228	0.01	358	0.01	228	0.01
(Gain)/loss on foreign currency	(5,418)	(0.15)	—	—	5,479	0.15	—	—

Total related to other incomes and other expenses	(5,231)	(0.14)	1,381	0.04	6,701	0.18	1,381	0.04

Related to income tax benefit:
Income tax benefit	—	—	(187)	(0.01)	—	—	(187)	(0.01)

Total related to income tax benefit	—	—	(187)	(0.01)	—	—	(187)	(0.01)

Total related to net income & EPS	(1,569)	(0.04)	5,624	0.16	13,036	0.35	9,091	0.25

Non-GAAP measures	18,234	0.50	14,350	0.40	34,442	0.94	28,853	0.81

Shares used in computing diluted net income per share
GAAP diluted shares		36,826		35,917		36,570		35,752
Non-GAAP diluted shares		36,826		35,917		36,570		35,752